Table of Contents

Post-Qualification Offering Circular Amendment No. 1

File No. 024-11197

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of Starstream Entertainment, Inc. qualified on July 22, 2020 to add, update and/or replace information contained in the Offering Circular.

Subject to Completion, Dated September 24, 2021

Starstream Entertainment, Inc.

1917 Bayview Drive

New Smyrna Beach, FL 32168

$2,250,000.00

225,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

Starstream Entertainment, Inc. (the “Company”), is offering a maximum of 225,000,000 shares of Common Stock (the “Offered Shares”), par value of $0.001 per share (the “Common Stock”), on a “best efforts” basis. The maximum offering amount (“Maximum Offering Amount”) for the Company is $2,250,000. The fixed initial public offering price per share will be from $0.01 per share upon qualification of the Offering Statement (as defined below) by the Securities and Exchange Commission (“SEC”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

These securities are described in the section on “Securities Being Offered” on page 35.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

The per share numbers in this Offering Circular reflect this reverse split unless otherwise noted.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds Before Expenses to Company
Per Share		$0.01	0	$0.01
Total Maximum	225,000,000		0	$2,250,000

(1)	In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.01 per share of Common Stock.
(2)	This is the initial public offering of securities of Starstream Entertainment, Inc., a Nevada corporation. We are offering 225,000,000 shares of our Common Stock, par value $0.001 ("Common Stock") at an offering price of $0.01 per share for 225,000,000 shares (the "Offered Shares").
(3)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(4)	We are offering these securities without an underwriter.
(5)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $100,000 assuming the maximum offering amount is sold.
(6)	Includes stock of selling shareholders. See “Plan of Distribution – Selling Shareholders.”

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

We expect to commence the proposed sale to the public when the offering is qualified by the Securities and Exchange Commission.

Carla Rissell, the Company’s Chief Executive Officer and sole member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series B Preferred Stock. Series B Preferred shareholders have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes Preferred Series A holders are entitled. Thus, Ms. Rissell possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Ms. Rissell’s ownership and control of Series B Preferred Stock gives her the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering.

The date of this Offering Circular September ___, 2021.

This is the initial public offering of securities of Starstream Entertainment, Inc., a Nevada corporation. We are offering 225,000,000 shares of our Common Stock, par value $0.001 ("Common Stock") at an offering price of $0.01 per share.

This offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is to be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Our Common Stock currently trades on the Pink Open Market under the symbol “SSET” and the closing price of our Common Stock on September 9, 2021 was $0.028. Our Common Stock currently trades on a sporadic and limited basis.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Starstream Entertainment", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Starstream Entertainment, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our lack of a profitable operating history;

•	The competition that we face;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our dependence on our officers and directors, who may be difficult to replace;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Starstream Entertainment Inc. thru its subsidiary Facetime Consulting and Promotions LLC is engaged in the business of professional and promotional staffing for the beverage and consumer products industry.

Our offices are located at 1917 Bayview Drive, New Smyrna Beach, FL 32168. We maintain a website at http://www.facetimepromo.com. Our phone number is 833-422-7300 and our email address is carla@facetimepromo.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Market Pink Open Market Sheets under the symbol SSET. The Issuer's securities have not recently been de-listed by any securities exchange. The Issuer filed a Form 15 with the Securities and Exchange Commission de-registering its Common Stock on October 6, 2014.

The Offering

This is a public offering of securities of Starstream Entertainment, Inc., a Nevada corporation. We are offering 225,000,000 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $0.01 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

Our Common Stock currently trades on the Pink Open Market under the symbol “SSET” and the closing price of our Common Stock on September 9, 2021 was $0.028. Our Common Stock currently trades on a sporadic and limited basis.

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We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, ACH or other means agreed upon by the Company in advance. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Starstream Entertainment, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Starstream Entertainment, Inc.

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Issuer:	Starstream Entertainment, Inc.

Business:	Starstream Entertainment Inc. thru its subsidiary Facetime Consulting and Promotions LLC is engaged in the business of professional and promotional staffing for the beverage and consumer products industry.

Securities offered:	A maximum of 225,000,000 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $0.01 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the Offering:	140,010,196 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	365,010,196 shares of Common Stock, if the maximum amount of Offered Shares are sold.

Price per share:	$0.01

Maximum offering amount for the Company:	225,000,000 shares at a price of $0.01.

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “SSET.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,150,000. We will use these net proceeds for business development and working capital, and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital.

Risks of competition.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

As we provide promotional services, the profile of the services we provide and the products we sell, and the amount of revenue attributable to such services and products, varies by jurisdiction and changes in demand as a result of COVID-19 will vary in scope and timing across these markets. Any continued economic uncertainty can adversely affect our customers’ financial condition, resulting in an inability to pay for our services or products, reduced or canceled orders of our services or products. Such adverse changes in our customers’ or suppliers’ financial condition may also result in our recording impairment charges for our inability to recover or collect any accounts receivable. In addition, economic uncertainty associated with the COVID-19 pandemic has resulted in volatility in the global capital and credit markets, which can impair our ability to access these markets on terms commercially acceptable to us, or at all.

While we have developed and implemented and continue to develop and implement health and safety protocols, business continuity plans and crisis management protocols and other operational actions in an effort to try to mitigate the negative impact of COVID-19 on our employees and our business, there can be no assurance that we will be successful in our efforts, and as a result, our business, financial condition and results of operations may be adversely affected.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of Florida to be allowed to return to full operations and capacities.

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Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.  In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

Lack of Profitable Operating History.

The Company does not have a consistent history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company: (1) has funds available for working capital, project development and sales and marketing efforts; (2) has funds for the continuous upgrading of its production operations and facilities; (3) achieves the projected sales revenues; (4) controls the Company’s operating expenses; (5) continues to attract new business; and (6) withstands competition in the Company’s marketplace.

The Company’s activities will require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be inadequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2021. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s CEO who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its CEO. While there are incentives to have her remain with the Company and she is bound by an employment contract, there is no assurance that she will not elect to terminate her services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company’s ability to operate and compete effectively requires that the Company hire and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and its ability to achieve profitability.

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The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

The Company’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if the Company fails to implement its business plan.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. The Company was formed in 2012. The Company has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. The Company prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this Offering Circular, the Company has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this offering circular is a part. In addition, the Company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in the Company is risky.

We have very little meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of new strategies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

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We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.

We may borrow funds and secure those loans with our assets, which would put those assets at risk.

We may obtain a commercial line of credit to finance costs of operating our business. The loans we obtain will be secured by our assets, which will put those assets at risk of forfeiture if we are unable to make our required payment.

Business interruptions and disasters could adversely affect our operations.

Our operations are vulnerable to outages and interruptions due to fire, flood, power loss, telecommunications failures and similar events beyond our control.. Florida locations have, in the past, and may, in the future, be subject to hurricanes, floods as well as electrical blackouts as a consequence of a shortage of available electrical power. In addition, we will not have business interruption insurance as well as property damage insurance to cover losses that stem from an event that could disrupt our business..

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have limited operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.

Our operating results are affected by the relative condition of the United States economy as many of our products may be considered discretionary items for consumers. As a lifestyle brand that depends primarily on consumer discretionary spending, our customers may reduce their spending and purchases due to job loss or fear of job loss, foreclosures, bankruptcies, higher consumer debt and interest rates, reduced access to credit, falling home prices, increased taxes, and/or lower consumer confidence. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty. Current, recent past, and future conditions may also adversely affect our pricing and liquidation strategy; promotional activities, product liquidation, and decreased demand for consumer products could affect profitability and margins. On-line customer traffic is difficult to forecast. As a consequence, sales, operating, and financial results for a particular period are difficult to predict, and, therefore, it is difficult to forecast expected results for future periods. Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition and could adversely affect our stock price.

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Additionally, many of the effects and consequences of U.S. and global financial and economic conditions could potentially have a material adverse effect on our liquidity and capital resources, including the ability to raise additional capital, if needed, or could otherwise negatively affect our business and financial results. For example, global economic conditions may also adversely affect our suppliers’ access to capital and liquidity with which to maintain their inventory, production levels, and product quality and to operate their businesses, all of which could adversely affect our supply chain. Market instability could make it more difficult for us and our suppliers to accurately forecast future product demand trends, which could cause us to carry too much or too little merchandise in various product categories.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

The reduced disclosure requirements applicable to our Company may make our shares less attractive to investors.

On October 6, 2014, the Company suspended its reporting obligation pursuant to Rule 15d-6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an issuer utilizing Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), we will be subject to an ongoing reporting regime that will require us, in addition to annual reports and summary information about a recently completed offering, to file semiannual reports, current event reports, and, when eligible and electing to do so, notice to the SEC of the suspension of ongoing reporting obligations. However, we will not be subject to the reporting requirements of the Exchange Act and will not be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with respect to our business and financial condition, unless we elect to become subject to the Exchange Act. At this time we do not intend to elect to become subject to the Exchange Act. The reporting obligations for issuers utilizing Regulation A of the Securities Act is new, and potential investors may not view such reports as sufficient for their investment purposes or such reports may otherwise cause potential investors to not be interested in investing in our shares, each of which could have a negative effect on the price of our shares and our investors’ ability to sell their shares.

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Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited.

Management has prepared the Company’s financial statements. These statements have not been audited.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our control shareholders own or control a majority of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Our control shareholders of Series A and Series B Preferred Stock control a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholders own or control a majority of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Our CEO has the option to convert her Series B Preferred Stock into Common Stock.

Carla Rissell, our Chief Executive Officer owns one share of Series B Preferred Stock. The holders of Preferred Class B Stock are entitled to convert every one share of Series B Preferred Stock to 100,000,000 shares of Common Stock. As a result of this ownership, Ms. Rissell possess and can continue to possess significant influence over the Company and she can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Ms. Rissell’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $500,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. We may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net book value per share of our Common Stock after this Offering.

Our historical net book value as of June 30, 2021 was $267,812 or $0.0023 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

In computing the estimated use of proceeds, we assumed an initial public offering price of $0.01 per share of Common Stock. We anticipate that the proceeds of this Offering will be $2,150,000, without accounting for expenses, if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all or any of the Shares we are offering and we cannot assure that they can be sold for the purchase price that we ultimately set for the Offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 50%, 75%, or 100% of the Shares being offered in the Offering:

Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25.00%

Price to the public charged for each share in this Offering	0.01	0.01	0.01	0.01

Historical net book value per share as of June 30, 2021 (1)	$.0023	$.0023	$.0023	$.0023

Increase in net book value per Increase per share attributable to new investors in this Offering (2)	$0.0039	$0.0032	$0.0024	$0.0010

Net book value per share, after this Offering	$0.0062	$0.0055	$0.0047	$0.0033

Dilution per share to new investors	$0.0038	$0.0045	$0.0053	$0.0067

(1)	Based on net book value as of 267,812 and 115,010,196 outstanding shares of Common stock as of June 30, 2021.
(2)	After deducting estimated offering expenses of $100,000 respectively.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTCMarkets in the Pink Open Market under the symbol “SSET”.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Electronically receive, review, execute and deliver to us a subscription agreement; and
Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason. There are no arrangements for the return of funds to subscribers if all of the securities to be offered are not sold.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

USE OF PROCEEDS

If we sell all of the shares being offered at the maximum offering price per share of $0.01, our net proceeds (after our estimated offering expenses of $100,000) will be $2,150,000. We will use these net proceeds for the following:

If 25% of the Shares offered are sold:

Percentage	Offering	Approximate	Total Net	Principal Uses
of	Proceeds	Offering	Offering	of Net
Offering		Expenses	Proceeds	Proceeds
Sold
Administrative and Corporate Expenses $95,000
Professional Fees and Compensation $65,000
Marketing and Advertising $85,000
Computers and Technology Hardware $25,000
Website and App Development $35,000
Working Capital Reserves $157,500
25.00%	$562,500	$ 100,000	$462,500	$462,500

If 50% of the Shares offered are sold:

Percentage	Offering	Approximate	Total Net	Principal Uses
of	Proceeds	Offering	Offering	of Net
Offering		Expenses	Proceeds	Proceeds
Sold
Administrative and Corporate Expenses $175,000
Professional Fees and Compensation $65.000
Marketing and Advertising $140,000
Computers $125,000
Technology Hardware $55,000
Website and App Development $65,000
Working Capital Reserves $400,000
50.00%	$1,125,000	$100,000	$1,025,000	$1,025,000

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If 75% of the Shares offered are sold:

Percentage	Offering	Approximate	Total Net	Principal Uses
of	Proceeds	Offering	Offering	of Net
Offering		Expenses	Proceeds	Proceeds
Sold
Administrative and Corporate Expenses $200,000
Professional Fees and Compensation $90,000
Marketing and Advertising $160,000
Computers $150,000
Technology Hardware $70,000
Website and App Development $50,000
Working Capital Reserves $867,500
75.00%	$1,687,500	$100,000	$1,587,500	$1,587,500

If 100% of the Shares offered are sold:

Percentage	Offering	Approximate	Total Net	Principal Uses
of	Proceeds	Offering	Offering	of Net
Offering		Expenses	Proceeds	Proceeds
Sold
Administrative and Corporate Expenses $250,000
Professional Fees and Compensation $110,000
Marketing and Advertising $225,000
Computers $225,000
Technology Hardware $90,000
Website and App Development $65,000
Working Capital Reserves $1,185,000
100.00%	$2,250,000	$100,000	$2,150,000	$2,150,000

The Company plans to utilize the majority of the funds from this Offering to finance the costs of operating brand events.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our spending.

The Company’s current operations will not be limited if all of the share offered are not sold. The Company has the ability to continue to operate without any shares from the offering being sold. Proceeds from the offering will enable the company to expand operations and revenues to grow at a rate commensurate with the amount of shares from the offering being sold. Our immediate goals for growth will be very limited until such time as at least 25% of the offering is sold. As the Company reaches 25% of the offering sold, the Company will be able to acquire additional technology, assets and hire additional administrative and professional staff in order to achieve our objectives for growth.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DESCRIPTION OF BUSINESS

Our Business

Our subsidiary, Facetime Consulting and Promotions LLC (“FCP”), is primarily focused in the on- demand event staffing industry. The primary placements that FCP makes are to companies in the consumer goods industry.

Across the Event Staffing Industry there are countless dedicated event staff that do amazing work to represent brands and help them connect with their customers. Facetime Consulting and Promotions LLC (“FCP”), a division of Starstream Entertainment, Inc., hand-picks and personally interviews Brand Ambassadors to ensure the ideal fit for its clients’ programs.

The Event Staffing and Experiential Marketing Industry has existed in its current form for 30 years and has operated with what amounts to an ‘ad hoc’ workforce. Brand Ambassadors, Field Managers, Promotional Models and other Experiential Marketing workers can join with FCP to legitimize their careers, gain accountability, receive career development, and increase the stability the industry. FCP is positioning itself to become a cornerstone of the event marketing industry by partnering with not only individual workers but with companies throughout the industry.

FCP works with clients to maximize brand messaging. FCP staff works to capture the key brand attributes and client messaging that are essential to telling our client’s story and optimizing conversions. FCP personally interviews each of brand ambassador to ensure we present the “optimal fit” for our client’s brands. FCP strives to understand the importance of each client’s

Products and Services

We are a service provider that is in the business of providing temporary staffing solutions for events and product branding. We provide temporary staff solutions to the consumer goods industry. We recruit, hire, train and oversee stilled brand ambassadors for our clients. By eliminating the administrative requirements of finding and employing skilled and unskilled workers our clients are afforded the ability to focus on the important task of managing and growing their business and not worry about staffing their projects.

Seasonality of the Business

We operate throughout the year. Our work is not seasonal, however, historical data shows that December and January tend to be the slowest time due to the holiday season.

Marketing

We anticipate that online and social media marketing will continue to be a large part of our marketing efforts. Additionally, we intend to expand the company’s telemarketing and direct mail as a means to market the services. We use licensed customer relationship management software to manage new leads and opportunities. This software allows us to automate many marketing functions and will be more relied upon as we scale up our business.

Competition

The staffing industry is highly competitive and fragmented throughout the United States. There are multiple staffing companies that fill a wide variety of positions and service a wide variety of industries. There is no one company dominant in the temporary staffing industry, however, there are several large competitors with substantially more resources and market visibility than us. The Company believes that the primary factors in obtaining and retaining customers are the cost of services, the quality of employees provided, the responsiveness of service, and the number of markets that can be serviced.

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Regulatory Matters/Compliance

We are not aware of any need for any government approval of our principal services. We do not anticipate any governmental regulations on our business. However, we are adhering to all OSHA requirements. We are responsible for all federal, state and local taxes for our employees.

Like all large employers the Company, its current and future subsidiaries will also have to adhere to the Affordable Care Act

Intellectual Property

We do not have any intellectual property or proprietary rights to any of our services.

Research and Development

We are a provider of temporary staffing services within the consumer goods industry. We do not spend any resources on research and development. As our business grows, we expect to develop and train our staff to better understand our clients and to ensure that we are meeting the needs of our clients.

About the Industry

Staffing clients turn to staffing companies to achieve workforce flexibility and access to talent. In the U.S., there are about 20,000 staffing and recruiting companies, which altogether operate around 39,000 offices. Approximately 55% of companies and 74% of offices are in the temporary and contract staffing sector of the industry. There were 17 companies that generated $1 billion or more in US staffing revenue last year. Added together, these companies generated $52.7 billion in such revenue, making up 35.6% of the market. (Source: American Staffing Association, Staffing Industry Analysts Inc., U.S. Department of Commerce)

Staffing companies offer a wide range of employment-related services, predominantly

•	Temporary and contract staffing
•	Recruiting and permanent placement
•	Outsourcing and outplacement
•	Human resource consulting

More than three million temporary and contract employees work for America’s staffing companies during an average week. During the course of a year, America’s staffing companies hire nearly 17 million temporary and contract employees.

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Dependence On One Or A Few Major Customers

The Company is not dependent on one or a few major customers.

Patents And Trademarks

None

Environmental Laws

Our operations are not subject to environmental laws and regulations.

Employees

The Company currently is currently completing its quasi-reorganization and currently employs one (1) full time employee, the President, and utilizes the services of numerous work for hire and other individuals.

Loans

On June 30, 2020, the Company received a $98,500 loan from the United States Small Business Administration. The maturity date for the loan is June 30, 2023.

DESCRIPTION OF PROPERTY

Legal Proceedings

There are no legal proceedings against us. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The following Management’s Discussion and Analysis (‘MD&A”) is intended to help the reader understand the results of operations and financial condition of Starstream Entertainment, Inc. F/K/A Destination Television, Inc., MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes to the financial statements.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain information included in this and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words "believe," "expect," "anticipate," "estimate," project" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial conditions and results. As a consequence, actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of us as a result of various factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

Plan of Operation

SSF was organized on April 11, 2012 in Delaware as a single purpose entity to invest into Butler Films, LLC, a Delaware limited liability company, formed for the purpose of financing, developing, producing, distributing and exploiting the motion picture entitled “Lee Daniels’ The Butler,” which was theatrically released on August 16, 2013. SSF originally had two members, Charles Bonan (President and Chairman of SSET) (70%) and Lawrence Ladove (30%). In August 2013, Mr. Bonan and Mr. Ladove assigned their membership interests in SSF to SSE. In connection with and in consideration of the assignment by Mr. Ladove, on August 2, 2013, SSF assigned 30% of its films rights with respect to “Lee Daniels’ The Butler” to the Ladove Family Trust. As a result, SSF became a wholly owned subsidiary of SSE entitled to 70% of such rights. See "Our Portfolio of Films" below.

In July 2014, Starstream Entertainment, Inc. (the “Company”) formed a new, wholly owned subsidiary, YHSSE, LLC, a Delaware limited liability company (“YHSSE”), in connection with the Company’s plans to produce and invest in a new feature-length motion picture.. The Company no longer produces or invests in films.

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The Company currently has one subsidiary. Our subsidiary, Facetime Consulting and Promotions LLC (“FCP”), is primarily focused in the on-demand event staffing industry. The primary placements that FCP makes are to companies in the consumer goods industry. Facetime Consulting and Promotions LLC (“FCP”), a division of Starstream Entertainment, Inc., hand-picks and personally interviews Brand Ambassadors to ensure the ideal fit for its clients’ programs. The Event Staffing and Experiential Marketing Industry has existed in its current form for 30 years and has operated with what amounts to an ‘ad hoc’ workforce. Brand Ambassadors, Field Managers, Promotional Models and other Experiential Marketing workers can join with FCP to legitimize their careers, gain accountability, receive career development, and increase the stability in the industry. FCP is positioning itself to become a cornerstone of the event marketing industry by partnering with not only individual workers but with companies throughout the industry. FCP works with clients to maximize brand messaging. FCP staff works to capture the key brand attributes and client messaging that are essential to telling our client’s story and optimizing conversions. FCP personally interviews each brand ambassador to ensure we present the “optimal fit” for our client’s brands. FCP strives to understand the importance of each client’s brand.

Management’s Discussion and Analysis

The Company fiscal year end is December 31.

Gross Sales: The Company had $469,742 in gross sales in the six months ended June 30, 2021.

Plan of Operation for the Next Twelve Months. The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Working Capital. As of June 30, 2021 the Company has $359,006 in current assets and $40,431 in current liabilities.

Marketing and sales. The Company will cause its companies to make substantial marketing and sales expenses which will consist primarily of advertising and promotion, salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company expects to engage in limited research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for research and development of new business. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Revenues

The Company had $469,742 in gross sales in for the six months ended June 30, 2021. We will only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

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Operating Expenses

We had operating expenses of $601,459 for the six months ended June 30, 2021. Operating expenses were in connection with our daily operations, including but not limited to officers' salary, consulting fees, professional fees, and others.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2021 resulting from the addition of marketing and professional services.

Income/Losses

The Company had net income (loss) of ($131,717) for or the six months ended June 30, 2021.

There can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Impact of COVID-19

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended onsite events in late March 2020, and began limited onsite events in May 2020. During the timeframe in which onsite events were suspended, Company management reallocated resources to the collection of outstanding receivables, client development and future event staffing planning and events.

Management does expect a material downturn in revenues during Q1 and Q2 2020, due to the suspension of onsite events. Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida, as a whole. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of Florida to be allowed to return to full operations and capacities.

Liquidity and Capital Resources

During the for or the six months ended June 30, 2021, net cash flow loss used in operating activities was ($155,281).

We had cash of $341,506 on hand at June 30, 2021. As of June 30, 2021 the Company had $359,006 in current assets and $40,431 in current liabilities. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Dividends

We do not intend to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have two employees.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of February 24, 2020:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Carla Rissell, President and Director	50	Since March 2007	40 to 60
James DiPrima, Chief Financial Officer	72	Since January 2020	5 to 10

The directors and officers are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of our Board of Directors.

Set forth below is the name of our director and officer, all positions and offices held, the period during which they have served as such, and the business experience during at least the last five years:

Carla Rissell, President, CEO and Director

Ms. Rissell has been operator of Facetime Consulting and Promotions LLC for sixteen years. Facetime Consulting and Promotions LLC is currently the operating subsidiary within Starstream Entertainment Inc. and will continue in the future to be the operational.

James Di Prima, Chief Financial Officer

James Di Prima was hired on January 1, 2020 as the Company’s chief financial officer. Mr. DiPrima was the chief financial officer of Solar Integrated Roofing Corporation from November 1, 2015 to January 6, 2019.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses). No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Board Composition

Our Board of Directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2020:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($) (1)	Total Compensation ($)

Carla Rissell (CEO)	$20,000.00	$350,000.00	$370,000.00
James DiPrima (CFO)	0	0	0

Carla Rissell is employed as the Company's president and chief executive officer, pursuant to an employment agreement. James Di Prima is employed as the Company’s chief financial officer. Mr. DiPrima is not presently compensated for his position(s) and he beneficially owns no shares of Common Stock and no shares of Preferred Stock.

The Company began paying Carla Rissell a $5,000.00 monthly salary in September 2020. On July 28, 2020, the Company granted Carla Rissell 35,000,000 restricted shares of common stock of the Company for her services as Company CEO.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

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SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 30, 2018 (post-reverse split) for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

Name of Beneficial Owner	Class of Stock	Shares Beneficially Owned	Percentage of Class Owned (1)	Percentage of Class Owned After Offering
Carla Rissell, Chief Executive Officer and Director	Convertible Preferred Stock Series B	1	100.00%	100.00%
Carla Rissell, Chief Executive Officer and Director (2)	Common Stock	35,000,000	24.9%	9.5%
James DiPrima, Chief Financial Officer	Common Stock	0	0%	0%
Kim Ledford	Preferred Stock Series A	1	50%	50%
Kim Ledford	Common Stock	2,307,532	2.0%	0.6%
Charles Bonan	Preferred Stock Series A	1	50%	50%
Charles Bonan	Common Stock	8,573,733	7.4%	2.3%
Total for Common Stock		45,881,265	34.43%	12.4%

The address for all officers and directors is 1917 Bayview Drive, New Smyrna Beach, FL 32168.

(1)	Based on a total of 140,010,196 shares of Common Stock outstanding as of September 8, 2021.
(2)	On July 28, 2020, the Company granted Carla Rissell 35,000,000 restricted shares of common stock of the Company.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of September 8, 2021
Preferred Stock, Series A	0.001	2	2
Preferred Stock, Series B	0.001	1,000,000	1
Common Stock	0.001	450,000,000	140,010,196

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to June 30, 2021 other than as set forth herein, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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On July 28, 2020, the Company granted Carla Rissell 35,000,000 restricted shares of common stock of the Company.

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 450,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

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PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Company is authorized, by its Articles of Incorporation, to issue a maximum of 10,000,000 shares of Preferred Stock. The Company has authorized and issued two shares of Series A Preferred Stock and authorized 1,000,000 shares of Series B Preferred Stock and issued one share of Series B Preferred Stock.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences. Rights And Limitations Of Series A Preferred Stock

2 shares of Series A Preferred Stock have been authorized with a $0.001 par value per share.

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends except that in the event that a dividend is declared on the Company’s Common Stock, the holders of the Series A Preferred Stock shall receive the dividends that would be payable if all then outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the declaration of a dividend if declared by the Board of Directors, in its sole discretion.

Voting Rights. With respect to all matters upon which the Company’s stockholders shall vote, the holders of Series A Preferred Stock shall vote together as a single class with the holders of Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, and shall be entitled together to sixty six and seven-tenths percent (66.7%) of the total votes on all such matters. The holders of Series A Preferred Stock may only vote unanimously.

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Conversion Rights. Each share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock of the Company at the option of the holder. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be cancelled and may not be reissued.

Liquidation Rights. The Series A Preferred shareholders shall not have any right to participate in distributions or payments in the event of any liquidation, dissolution, or winding up, voluntary or involuntary, of the Company.

Status of Converted Stock. Upon the conversion or extinguishment of the Series A Preferred Stock, the shares converted or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Company’s Articles of Incorporation.

Limitations Upon Disposition. The Series A Preferred shares issuable may not be transferred, sold, offered for sale, pledged or otherwise hypothecated without the unanimous vote of the Board of Directors.

Additional Rights. So long as any Series A Preferred shares remain outstanding, the Company shall not, without first obtaining the approval by vote or written consent of all holders of Series A Preferred shares; (i) alter or change the powers, preferences, privileges, or rights of the Series A Preferred shareholders; (ii) create any new series or class of shares having preferences prior to, or in parity with or superior to the Series A Preferred shares as to voting rights; (iii) authorize any additional shares of Series A Preferred stock; and (iv) amend any of these provisions.

Designations, Preferences, Rights and Limitations of Series B Preferred Stock

Designation and Number of Shares. 1,000,000 shares of Series B Preferred Stock par value $0.001 per share (the “Preferred Stock”), are authorized (the “Series B Preferred Stock” or “Series B Preferred Shares “).

Dividends. The Series B Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Series B Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $.001 per share (the "Series B Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Series B Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Series B Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the holders of the Series B Preferred Stock and parity capital stock, if any.

Conversion. The holders of Series B Preferred Stock are entitled to 100,000,000 shares of Common Stock for every one (1) share of Series B Preferred Stock.

Voting Rights. The holders of the Series B Preferred Stock are entitled to vote together with the holders of the Company's Common Stock and Series A Preferred Stock. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes Preferred Series A holders are entitled. At no time can the combination of votes by Common Stock shareholders and Series A Preferred shareholders be equal to or greater than the votes entitled to Preferred Class B shareholders.

33

Adjustments on Stock Splits, Dividends and Distributions. If the Company, at any time while any Series B Preferred Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock payable in shares of its capital stock (whether payable in shares of its common stock or of capital stock of any class), (b) subdivide outstanding shares of common stock into a larger number of shares, (c) combine outstanding shares of common stock into a smaller number of shares, or (d) issue reclassification of shares of common stock for any shares of capital stock of the Company, the conversion ratio shall be calculated by multiplying the number of shares of common stock issuable by a fraction of which the numerator shall be the number of shares of common stock of the Company outstanding after such event and of which the denominator shall be the number of shares of common stock outstanding before such event. Any adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the conversion ratio is calculated, the Company shall promptly mail to the holder of the Series B Preferred Stock, a notice setting forth the conversion rights after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the common stock, any consolidation or merger of the Company with or into another entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the common stock is converted into other securities, cash or property, then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of common stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder of Series B Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the common stock into which such Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series B Preferred Stock the right to receive the securities or property upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

Fractional Shares; Issuance Expenses. Upon a conversion of Series B Preferred Stock, the Company shall not be required to issue stock certificates representing fractions of shares of common stock, but shall issue that number of shares of common stock rounded to the nearest whole number. The issuance of certificates for shares of common stock on conversion of Series B Preferred Stock shall be made without charge to the holder of Series B Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of Series B Preferred Stock, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued common stock solely for the purpose of issuance upon conversion of Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series B Preferred Stock, such number of shares of common stock as shall be issuable upon the conversion of the outstanding Series B Preferred Stock. If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all outstanding Series B Preferred Stock, the Company will take such corporate action necessary to increase its authorized shares of common stock to such number as shall be sufficient for such purpose. The Company covenants that all shares of common stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

34

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The Company has 450,000,000 shares of Common Stock authorized, par value $0.001.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Common Stock are entitled elect a majority of the board of directors. Nevada law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the Common Stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock. When issued in accordance with our articles of incorporation and law, shares of our Common Stock are fully paid and not liable to further calls or assessment by us.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

35

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 365,010,196 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Transfer Agent

Our Transfer Agent is TranShare Corporation 2849 Executive Drive, Suite 200, Clearwater, FL 33762, telephone 303-662-1112, website – www.transhare.com, email info@transhare.com. Our transfer agent is registered with the SEC.

36

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

37

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 and JUNE 30, 2020

DECEMBER 31, 2020 and DECEMBER 31, 2019

DECEMBER 31, 2019 and DECEMBER 31, 2018

(Unaudited)

F-1

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2021 & 2020 (UNAUDITED)

	2020	2019

ASSETS

CURRENT ASSETS

Cash	$341,506	$206,338

Prepaid expenses	17,500	–

TOTAL CURRENT ASSETS	359,006	206,338

FIXED ASSETS	8,000	–

OTHER ASSETS	39,737	–

TOTAL ASSETS	$406,743	$206,338

LIABILITIES

Accounts Payable	$6,497	$2,818

Accrued Interest Payable	6,444	1,093

Due to Stockholder	27,490	–

Notes Payable (Note 2)	98,500	123,500

TOTAL CURRENT LIABILITIES	138,931	127,411

TOTAL LIABILITIES	138,931	127,411

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred A Stock $.001 par value 10,000,000 Authorized 2 issued, and outstanding at June 30, 2021 and June 30, 2020 respectively

Preferred B Stock $.001 par value 1,000,000 Authorized I issued and Outstanding at June 30, 2021 and 0 authorized and 0 issued and Outstanding at June 30, 2020

Common Stock, $.001 par value 450,000,000 Authorized 115,010,196 issued and outstanding at June 30, 2021 and 18,010,196 Issued and outstanding June 30, 2019	115,010	18,010

Additional paid-in-capital	333,678	–

Accumulated earnings	(180,876)	60,917

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	267,812	78,927

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$406,743	$206,338

The accompanying notes are an integral part of the financial statements.

F-2

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 & 2020

(UNAUDITED)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020
REVENUES:
Sales	$221,552	$153,175	$469,742	$353,315

TOTAL REVENUE	221,552	153,175	469,742	353,315

COST OF SALES	127,478	83,387	250,616	257,097

GROSS MARGIN	94,074	69,788	219,126	96,218

OPERATING EXPENSES:
General & administrative expenses	52,931	18,373	190,088	22,734

Marketing	16,402	4,431	20,086	5,911

Wages	59,085	–	110,369	–

Meals & entertainment	2,842	1,566	5,679	3,272

Professional Fees	933	8,158	3,405	19,960

Insurance	2,427	739	5,891	1,386

Travel	2,781	118	4,733	680

Rent & related expenses	4,810	2,900	9,160	7,250

Total Operating expenses	142,211	36,285	349,411	61,193

NET OPERATING INCOME/ (LOSS)	(48,137)	33,503	(130,285)	35,025

OTHER INCOME/(EXPENSE)
Other income	345		400	–

Finance and interest fees	(921)	(748)	(1,832)	(1,097)

NET INCOME/ (LOSS)	$(48,713)	$32,755	$(131,717)	$33,934

Basic and Diluted Net Income/Loss per Common Share	(.00042)	.0018	(.00114)	.0019

Weighted Average Number of Common Shares Outstanding	115,010,196	18,010,196	115,010,196	18,010,196

The accompanying notes are an integral part of the financial statements.

F-3

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 & 2020

(UNAUDITED)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income / (Loss)	$(131,717)	$33,934

Adjustments to reconcile net income to net cash provided By operating activities:

Stock Issued for Services	28,782

Changes in operating assets and liabilities:

Increase/(decrease in accrued interest payable	3,663	1,093

Increase/(decrease) in accrued payroll	–	(85)

(Increase)/decrease in prepaid expenses	(17,500)	–

Increase/ (decrease) in accounts payable	(5,502)	2,675

(Increase)/decrease in other assets	(32,987)	7,492

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$(155,261)	$45,106

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of fixed assets	(8,000)	–

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES

(Decrease)/Increase in REG A	371,495	–

(Decrease)/Increase in notes payable	–	112,510

(Decrease)/Increase in Due from Stockholder	–	(6,963)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	371,495	105,547

NET INCREASE (DECREASE) IN CASH	208,234	150,656

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	133,272	55,682

CASH AND EQUIVALENTS, END OF PERIOD	$341,506	$206,388

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Common stock issued for compensation

The accompanying notes are an integral part of the financial statements.

F-4

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID	ACCUMULATED EQUITY	TOTAL SHAREHOLDERS’ EQUITY
	SHARES	VALUE	SHARES	VALUE	IN CAPITAL	(DEFICIT)	(DEFICIT)

BALANCE DECEMBER 31, 2017	2	$0	18,010,196	$18,010	$0	$(14,128)	$3,882

NET INCOME DECEMBER 31, 2018						$8,865	$8,865
BALANCE DECEMBER 31, 2018	2	$0	18,010,196	$18,010	$0	$(5,263)	$12,747

ISSUANCE OF PREFERRED B SHARES	1
NET INCOME DECEMBER 31,2019						32,246	32,247
BALANCE DECEMBER 31, 2019	3	$0	18,010,196	$18,010	$0	$26,983	$44,993

Common Stock Issued as Compensation			35,000,000	35,000	$(30,000)		5,000
Common Stock Issued under REG A			15,000,000	15,000	$10,401		25,401
NET LOSS DECEMBER 31, 2020						(76,142)	(76,142)
BALANCE DECEMBER 31, 2020	3	$0	68,010,196	$68,010	$(19,599)	$(49,159)	$(748)

Common Stock Issued for Services			6,000,000	6,000	54,000		60,000
Common Stock Issued under REG A			15,000,000	15,000	131,495		146,495
Common Stock Issued for note conversion			2,500,000	2,500	22,500		25,000
NET LOSS MARCH 31, 2021						(83,004)	(83,004)
BALANCE MARCH 31, 2021	3	$0	91,510,196	$91,510	$188,396	$(132,163)	$147,743

Common Stock Issued for Services			3,500,000	3,500	25,282		28,782
Common Stock Issued under REG A			200,000,00	20,000	180,000		200,000
NET LOSS JUNE 30, 2021						(48,713)	(48,713)
BALANCE JUNE 30, 2021	3	$0	115,010,196	$115,010	$333,678	$(180,876)	$267,812

The accompanying notes are an integral part of the financial statements.

F-5

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS JUNE 30, 2021

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.	ORGANIZATION AND OPERATIONS

Starstream Entertainment, Inc. (The “Company”) is the successor entity to the business of Gelia Group Corp. a corporation formed in Nevada on August 20, 2012. The Corporation was the financing entity for various movie production projects. In November 2013 the Company changed its name to Starstream Entertainment, Inc.

In June of 2019, the Company acquired all of the assets of Facetime Consulting & Promotions. The merger requires that the Company divest itself of its media subsidiary and maintain the name to Starstream Entertainment, Inc. the Company retains the name Starstream Entertainment, Inc. and the symbol to SSET.

On July 26, 2019 the Corporation amended its Articles of Incorporation to raise its authorized stock to 450,000,000 (four hundred and fifty million). And the Corporation further amended its Articles of Incorporation to designate 1,000,000 Preferred Shares as Convertible Preferred Series B Stock with a par value of $.001. The holders of the Convertible Preferred Series B Stock are entitled to vote together with the holders of the Company's Common Stock and Series A Preferred Stock. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes Preferred Series A holders are entitled. At no time can the combination of votes by Common shareholders and Series A Preferred shareholders be equal to or greater than the votes entitled to Convertible Preferred Series B shareholders. The holders of the Convertible Preferred Series B Stock are entitled to 100,000,000 shares of Common Stock for every 1 share of Convertible Preferred Series B Stock. The Corporation issued 1 share of Convertible Series B Preferred Stock to Carla Rissell.

B.	BASIS OF ACCOUNTING

The Company utilizes the cash method of accounting, whereby revenue is recognized when received and expenses when paid. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information with the exception of the utilization of the cash basis method rather than the accrual method. As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature. The results of operations for the Six months ended June 31, 2021 and June 31, 2020 are not necessarily indicative of the results for the full fiscal year ending December 31, 2020.

C.	USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

D.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000.

F-6

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS JUNE 30, 2021

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

E.	COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.

F.	INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards 109 of "Accounting for Income Taxes." Under Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

G.	REVENUE RECOGNITION

Revenue for license fees is recognized upon the receipt of the amount of the contract. Contract fees are generally due based upon various progress milestones. Revenue from contract payments are recorded as received. Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

H.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

NOTE 2 –NOTES AND OTHER LOANS PAYABLE

The Company borrowed $10,990 as a demand note on December 31, 2017 from Carla Rissell. The note carries no interest it was originally from a shareholder. On January 1, 2020 the note holder added $3,000 to the demand note. The note is carried as a current liability and the noteholder could call it due at any time. The note was paid off in the second quarter of 2020. On February 18, 2020 the Company borrowed $25,000 as a convertible promissory note from Tiger Trout Capital of Puerto Rico Inc. The note has a due date of February 18, 2021 and has a per annum interest rate of 12%. The note has a conversion option whereby the holder can convert all or any part of the principal face into Common Stock equal to a 50% discount of the lowest traded price of the market for the period of 30 days prior to the notice of conversion. On October 13, 2020 the note holder converted the note through the REG A for 2,500,000 shares. On June 30, 2020 the Company secured a $98,500.00 from the Small Business Administration, the interest rate is 3.75% per annum and is a 30 year note with the first payment due in 8 months.

NOTE 3– ACCRUED SALARIES

There were no salaries accrued in the six months ended June 31, 2021 and June 31, 2020 respectively.

NOTE 4- SUBSEQUENT EVENTS

were no events that would require additional disclosure at the time of financial statement presentation.

F-7

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2020 & 2019

(UNAUDITED)

	2020	2019
ASSETS

CURRENT ASSETS

Cash	$133,272	$55,682

Accounts Receivable	–	–

TOTAL CURRENT ASSETS	133,272	55,682

OTHER ASSETS	6,750	7,292

TOTAL ASSETS	$140,022	$63,174

LIABILITIES

Accounts Payable	$11,999	$143

Accrued Interest Payable	2,781	–

Accrued Payroll	–	84

Due to Stockholder	27,490	6,963

Notes Payable (Note 2)	98,500	10,990

TOTAL CURRENT LIABILITIES	140,770	18,180

TOTAL LIABILITIES	140,770	18,180

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred A Stock $.001 par value 10,000,000 Authorized 2 issued, and outstanding at December 31, 2020 and December 31 2019 respectively

Preferred B Stock $.001 par value 1,000,000 Authorized I issued and Outstanding at December 31, 2020 and 0 authorized and 0 issued and Outstanding at December 31, 2019

Common Stock, $.001 par value 450,000,000 Authorized 68,010,196 issued and outstanding at December 31, 2020 and 100,000,000 Authorized and 18,010,196 Issued and outstanding December 31, 2019	68,010	18,010

Additional paid-in-capital	(19,599)	–

Accumulated earnings	(49,159)	26,983

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(748)	44,993

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$140,022	$63,174

The accompanying notes are an integral part of the financial statements.

F-8

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 & 2019

(UNAUDITED)

	For the Three Months Ended December 31, 2020	For the Three Months Ended December 31 2019	For the Twelve Months Ended December 31, 2020	For the Twelve Months Ended December 31, 2019
REVENUES:
Sales	$157,293	$95,719	$563,346	$328,266

TOTAL REVENUE	157,293	95,719	563,346	328,266

COST OF SALES	21,198	76,147	284,396	250,998

GROSS MARGIN	136,095	19,572	278,950	87,268

OPERATING EXPENSES:
General & administrative expenses	29,357	2,645	161,227	27,666
Marketing	10,312	–	26,141	–
Meals & entertainment	2,407	1,198	9,389	5,410
Wages	36,425	–	66,685	–
Professional Fees	2,682	1,050	38,984	1,577
Insurance	899	633	6,869	2,610
Travel	1,093	1,646	3,396	1,338
Rent & related expenses	14,675	4,690	40,952	17,385
Total Operating expenses	97,850	11,862	353,643	55,966

NET OPERATING INCOME/(LOSS)	38,245	7,710	(74,693)	31,302

OTHER INCOME/(EXPENSE)
Other income	1,844		445	944
Other Expense	–		(1,894)
Finance and interest fees	–	–		–

NET INCOME/ (LOSS)	$40,089	$7,710	$(76,142)	$32,246

Basic and Diluted Loss per Common Share	.00059	.00043	(.00112)	.0005

Weighted Average Number of Common Shares Outstanding	68,010,196	18,010,196	68,010,196	18,010,196

The accompanying notes are an integral part of the financial statements.

F-9

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020 & 2019

(UNAUDITED)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income / (Loss)	$(76,142)	$32,246

Adjustments to reconcile net income to net cash provided By operating activities:

Issuance of Restricted Common Stock for Services

Changes in operating assets and liabilities:

Increase/(decrease in accrued interest payable	2,781	–

Increase/(decrease) in accrued payroll	(84)	–

Increase/ (decrease) in accounts payable	11,856	–

(Increase)/decrease in other assets	542	–

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$(61,047)	$32,246

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	–

CASH FLOWS FROM FINANCING ACTIVITIES

(Decrease/Increase in REG A Investment	30,600

(Decrease)/Increase in notes payable	87,510

(Decrease)/Increase in Due from Stockholder	20,527	(1,082)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	138,637	(1,082)

NET INCREASE (DECREASE) IN CASH	77,590	31,164

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	55,682	24,518

CASH AND EQUIVALENTS, END OF PERIOD	$133,272	$55,682

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Common stock issued for compensation	35,000

The accompanying notes are an integral part of the financial statements.

F-10

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

(UNAUDITED)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID	ACCUMULATED EQUITY	TOTAL SHAREHOLDERS’ EQUITY
	SHARES	VALUE	SHARES	VALUE	IN CAPITAL	(DEFICIT)	(DEFICIT)

BALANCE DECEMBER 31, 2016	2	$0	18,010,196	$18,010	$0	$(5,055)	$12,955

NET LOSS DECEMBER 31, 2017						$(9,073)	$(9,073)
BALANCE DECEMBER 31, 2017	2	$0	18,010,196	$18,010	$0	$(14,128)	$3,882

BALANCE DECEMBER 31, 2017	2	$0	18,010,196	$18,010	$0	$(14,128)	$3,882

NET INCOME DECEMBER 31, 2018						$8,865	$8,865
BALANCE DECEMBER 31, 2018	2	$0	18,010,196	$18,010	$0	$(5,263)	$12,747

ISSUANCE OF PREFERRED B SHARES	1
NET INCOME DECEMBER 31,2019						32,246	32,247
BALANCE DECEMBER 31, 2019	3	$0	18,010,196	$18,010	$0	$26,983	$44,993

Common Stock Issued as Compensation			35,000,000	35,000	$(30,000)		5,000
Common Stock Issued under REG A			15,000,000	15,000	$10,401		25,401
NET LOSS DECEMBER 31, 2020						(76,142)	(76,142)
BALANCE DECEMBER 31, 2020	3	$0	68,010,196	$68,010	$(19,599)	$(49,159)	$(748)

The accompanying notes are an integral part of the financial statements.

F-11

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2020

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.	ORGANIZATION AND OPERATIONS

Starstream Entertainment, Inc. (The “Company”) is the successor entity to the business of Gelia Group Corp. a corporation formed in Nevada on August 20, 2012. The Corporation was the financing entity for various movie production projects. In November 2013 the Company changed its name to Starstream Entertainment, Inc.

In June of 2019, the Company acquired all of the assets of Facetime Consulting & Promotions. The merger requires that the Company divest itself of its media subsidiary and maintain the name to Starstream Entertainment, Inc. the Company retains the name Starstream Entertainment, Inc. and the symbol to SSET.

On July 26, 2019 the Corporation amended its Articles of Incorporation to raise its authorized stock to 450,000,000 (four hundred and fifty million). And the Corporation further amended its Articles of Incorporation to designate 1,000,000 Preferred Shares as Convertible Preferred Series B Stock with a par value of $.001. The holders of the Convertible Preferred Series B Stock are entitled to vote together with the holders of the Company's Common Stock and Series A Preferred Stock. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes Preferred Series A holders are entitled. At no time can the combination of votes by Common shareholders and Series A Preferred shareholders be equal to or greater than the votes entitled to Convertible Preferred Series B shareholders. The holders of the Convertible Preferred Series B Stock are entitled to 100,000,000 shares of Common Stock for every 1 share of Convertible Preferred Series B Stock. The Corporation issued 1 share of Convertible Series B Preferred Stock to Carla Rissell.

B.	BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature. The results of operations for the Six months ended December 31, 2020 and December 31, 2019 are not necessarily indicative of the results for the full fiscal year ending December 31, 2019.

C.	USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

D.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000.

F-12

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2020

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

E.	COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.

F.	INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards 109 of "Accounting for Income Taxes." Under Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

G.	REVENUE RECOGNITION

Revenue for license fees is recognized upon the execution and closing of the contract for the amount of the contract. Contract fees are generally due based upon various progress milestones. Revenue from contract payments are estimated and accrued as earned. Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

H.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

NOTE 2 –NOTES AND OTHER LOANS PAYABLE

The Company borrowed $10,990 as a demand note on December 31, 2017 from Carla Rissell. The note carries no interest it was originally from a shareholder. On January 1, 2020 the note holder added $3,000 to the demand note. The note is carried as a current liability and the noteholder could call it due at any time. The note was paid off in the second quarter of 2020. On February 18, 2020 the Company borrowed $25,000 as a convertible promissory note from Tiger Trout Capital of Puerto Rico Inc. The note has a due date of February 18, 2021 and has a per annum interest rate of 12%. The note has a conversion option whereby the holder can convert all or any part of the principal face into Common Stock equal to a 50% discount of the lowest traded price of the market for the period of 30 days prior to the notice of conversion. On October 13, 2020 the note holder converted the note through the REG A for 2,500,000 shares. On June 30, 2020 the Company secured a $98,500.00 from the Small Business Administration, the interest rate is 3.75% per annum and is a 30 year note with the first payment due in 8 months.

NOTE 3– ACCRUED SALARIES

There were no salaries accrued in the twelve months ended December 31, 2020 and December 31, 2019 respectively.

NOTE 4- SUBSEQUENT EVENTS

Subsequent events were evaluated through March 24, 2021 which is the date the financial statements were available to be issued. There were no events that would require additional disclosure at the time of financial statement presentation.

F-13

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2019 & 2018

(UNAUDITED)

	2019	2018
ASSETS

CURRENT ASSETS

Cash	$55,682	$24,519

Accounts Receivable	–	–

TOTAL CURRENT ASSETS	55,682	24,519

OTHER ASSETS	7,492	7,297

TOTAL ASSETS	$63,174	$31,816

LIABILITIES

Accounts Payable	$143	$143

Accrued Payroll	84	84

Due to Stockholder	6,963	7,852

Notes Payable (Note 2)	10,990	10,990

TOTAL CURRENT LIABILITIES	18,180	19,069

TOTAL LIABILITIES	18,180	19,069

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred A Stock $.001 par value 10,000,000 Authorized 2 issued, and outstanding at December 31, 2019 and December 31, 2018 respectively

Preferred B Stock $.001 par value 1,000,000 Authorized I issued and Outstanding at December 31,2019 and 0 authorized and 0 issued and Outstanding at December 31,2018

Common Stock, $.001 par value 450,000,000 Authorized 18,010,196 issued and outstanding at December 31, 2019 and 100,000,000 Authorized and 18,010,196 Issued and outstanding December 31, 2018	18,010	18,010

Additional paid-in-capital	–	–

Accumulated deficit	26,983	(5,263)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	44 993	12,747

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$63,174	$31,816

The accompanying notes are an integral part of the financial statements.

F-14

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019 & 2018

(UNAUDITED)

	Twelve Months Ended, December 31,
	2019	2018
REVENUES:

Sales	$328,266	$147,594

TOTAL REVENUE	328,266	147,594

COST OF SALES	250,998	99,967

GROSS MARGIN	87,268	47,627

OPERATING EXPENSES:

General & administrative expenses	27,666	15,845

Meals & entertainment	5,410	5,261

Professional Fees	1,557	–

Insurance	2,610	2,451

Travel	1,338	66

Rent & related expenses	17,385	15,840

Total Operating expenses	55,966	39,463

NET OPERATING INCOME/ LOSS	31,302	8,164

OTHER INCOME/(EXPENSE)

Other income	944

Finance and interest fees	–	–

NET INCOME (LOSS)	$32,246	$8,194

Basic and Diluted Loss per Common Share	$.0005	.0005

Weighted Average Number of Common Shares Outstanding	18,010,196	18,010,196

The accompanying notes are an integral part of the financial statements.

F-15

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019 & 2018

(UNAUDITED)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income / (Loss)	$32,246	$8,865

Adjustments to reconcile net income to net cash provided By operating activities:

Changes in operating assets and liabilities:

Stock issued for compensation

(Increase)/decrease in accounts receivable	–	13,991

Increase/ (decrease) in accounts payable	–	(9,632)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	32,246	12,894

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES

(Decrease)/Increase in notes payable

(Decrease)/Increase in Due from Stockholder	(1,082)	5,494

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(1,082)	5,494

NET INCREASE (DECREASE) IN CASH	31,164	18,388

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	24,518	6,130

CASH AND EQUIVALENTS, END OF PERIOD	$55,682	$24,518

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Common stock issued for compensation

The accompanying notes are an integral part of the financial statements.

F-16

STARSTREAM ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019

(UNAUDITED)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID	ACCUMULATED EQUITY	TOTAL SHAREHOLDERS’ EQUITY
	SHARES	VALUE	SHARES	VALUE	IN CAPITAL	(DEFICIT)	(DEFICIT)

BALANCE DECEMBER 31, 2016	2	$0	18,010,196	$18,010	$0	$(5,055)	$12,955

NET LOSS DECEMBER 31, 2017						$(9,073)	$(9,073)
BALANCE DECEMBER 31, 2017	2	$0	18,010,196	$18,010	$0	$(14,128)	$3,882

BALANCE DECEMBER 31, 2017	2	$0	18,010,196	$18,010	$0	$(14,128)	$3,882

NET INCOME DECEMBER 31, 2018						$8,865	$8,865
BALANCE DECEMBER 31, 2018	2	$0	18,010,196	$18,010	$0	$(5,263)	$12,747

ISSUANCE OF PREFERRED B SHARES	1
NET INCOME DECEMBER 31,2019						32,246	32,247
BALANCE DECEMBER 31, 2019	3	$0	18,010,196	$18,010	$0	$26,983	$44,993

The accompanying notes are an integral part of the financial statements.

F-17

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2019

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.	ORGANIZATION AND OPERATIONS

Starstream Entertainment, Inc. (The “Company”) is the successor entity to the business of Gelia Group Corp. a corporation formed in Nevada on August 20, 2012. The Corporation was the financing entity for various movie production projects. In November 2013 the Company changed its name to Starstream Entertainment, Inc.

In June of 2019, the Company acquired all of the assets of Facetime Consulting & Promotions. The merger requires that the Company divest itself of its media subsidiary and maintain the name to Starstream Entertainment, Inc. the Company retains the name Starstream Entertainment, Inc. and the symbol to SSET.

On July 26, 2019 the Corporation amended its Articles of Incorporation to raise its authorized stock to 450,000,000 (four hundred and fifty million). And the Corporation further amended its Articles of Incorporation to designate 1,000,000 Preferred Shares as Convertible Preferred Series B Stock with a par value of $.001. The holders of the Convertible Preferred Series B Stock are entitled to vote together with the holders of the Company's Common Stock and Series A Preferred Stock. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes Preferred Series A holders are entitled. At no time can the combination of votes by Common shareholders and Series A Preferred shareholders be equal to or greater than the votes entitled to Convertible Preferred Series B shareholders. The holders of the Convertible Preferred Series B Stock are entitled to 100,000,000 shares of Common Stock for every 1 share of Convertible Preferred Series B Stock. The Corporation issued 1 share of Convertible Series B Preferred Stock to Carla Rissell.

B.	BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature. The results of operations for the Twelve months ended December 31, 2019 and December 31, 2018 are not necessarily indicative of the results for the full fiscal year ending December 31, 2019.

C.	USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

D.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000.

F-18

STARSTREAM ENTERTAINMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2019

(UNAUDITED)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

E.	COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.

F.	INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards 109 of "Accounting for Income Taxes." Under Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

G.	REVENUE RECOGNITION

Revenue for license fees is recognized upon the execution and closing of the contract for the amount of the contract. Contract fees are generally due based upon various progress milestones. Revenue from contract payments are estimated and accrued as earned. Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

H.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

NOTE 2 –NOTES AND OTHER LOANS PAYABLE

The Company borrowed $10,990 as a demand note on December 31, 2017 from Carla Rissell. The note carries no interest it was originally from a shareholder. The note is carried as a current liability the noteholder can call it due at any time.

NOTE 3– ACCRUED SALARIES

There were no salaries accrued in the twelve months ended December 31, 2019 and December 31, 2018 respectively.

NOTE 4- SUBSEQUENT EVENTS

Subsequent events were evaluated through March 20, 2020 which is the date the financial statements were available to be issued. There were no events that would require additional disclosure at the time of financial statement presentation.

F-19

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation (1)
2.2	Certificate of Amendment 10-09-2013 (1)
2.3	Certificate of Designation 10-09-2013 (1)
2.4	Certificate of Amendment 10-30-2013 (1)
2.5	Certificate of Amendment by Custodian 07-31-2019 (1)
2.6	Certificate, Amendment or Withdrawal of Designation 07-31-2019 (1)
2.7	Certificate of Amendment 8-05-2019 (1)
2.8	By-Laws (1)
2.9	Notice of Entry of Order - Order Appointing Custodian on March 20, 2019 (2)
3.1	Specimen Stock Certificate (2)
4.1	Subscription Agreement*
6.1	Employment Agreement of Carla Rissell (1)
11.1	Consent of Donnell Suares (included in Exhibit 12.1)*
12.1	Opinion of Donnell Suares*

1	Incorporated by reference to Form 1-A filed April 16, 2020
2	Incorporated by reference for Form 1-A/Amendment 1 filed June 5, 2020
*	Filed herewith

38

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Smyrna Beach Ft. Lauderdale, State of Florida, on September 24, 2021.

(Exact name of issuer as specified in its charter): Starstream Entertainment, Inc.

By (Signature and Title):	/s/ Carla Rissell
Carla Rissell Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Carla Rissell
Carla Rissell
(Title):	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer.

(Date):	September 24, 2021

SIGNATURES OF DIRECTORS:

/s/ Carla Rissell	September 24, 2021
Carla Rissell	Date

39